Exhibit 10.4

Prepared by, and after recording

return to:

James J. Schwert, Esquire

Oppenheimer Wolff & Donnelly LLP

Campbell Mithun Tower – Suite 2000

222 South Ninth Street

Minneapolis, MN 55402-3338

MULTIFAMILY TRUST INDENTURE,

ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT

AND FIXTURE FILING

(MONTANA)

CHT BILLINGS MT SENIOR LIVING, LLC, as Grantor KEYCORP REAL ESTATE CAPITAL MARKETS, INC., as Beneficiary CHICAGO TITLE OF MONTANA, LLC, as Trustee

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MULTIFAMILY TRUST INDENTURE,

ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT

AND FIXTURE FILING

This MULTIFAMILY TRUST INDENTURE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (as amended, restated, replaced, supplemented, or otherwise modified from time to time, the “Security Instrument”) dated as of August 31, 2012, is executed by CHT BILLINGS MT SENIOR LIVING, LLC, a limited liability company, organized and existing under the laws of Delaware, as grantor (“Grantor”), to CHICAGO TITLE OF MONTANA, LLC, a Montana limited liability company, as trustee (“Trustee”), for the benefit of KEYCORP REAL ESTATE CAPITAL MARKETS, INC., a corporation, organized and existing under the laws of Ohio, as beneficiary (“Beneficiary”).

Grantor, in consideration of (i) the loan in the original principal amount of Eleven Million Thirty-One Thousand and No/100 Dollars ($11,031,000.00) (the “Mortgage Loan”) evidenced by that certain Multifamily Note dated as of the date of this Security Instrument, executed by Grantor and made payable to the order of Beneficiary maturing on September 1, 2022 (as amended, restated, replaced, supplemented, or otherwise modified from time to time, the “Note”), (ii) that certain Multifamily Loan and Security Agreement dated as of the date of this Security Instrument, executed by and between Grantor and Beneficiary (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”), and (iii) the trust created by this Security Instrument, and to secure to Beneficiary the repayment of the Indebtedness (as defined in this Security Instrument), and all renewals, extensions and modifications thereof, and the performance of the covenants and agreements of Grantor contained in the Loan Documents (as defined in the Loan Agreement), excluding the Environmental Indemnity Agreement (as defined in this Security Instrument), irrevocably and unconditionally mortgages, grants, warrants, conveys, bargains, sells, and assigns to Trustee, in trust, for benefit of Beneficiary, with power of sale and right of entry and possession, the Mortgaged Property (as defined in this Security Instrument), including the real property located in Yellowstone County, State of Montana, and described in Exhibit A attached to this Security Instrument and incorporated by reference (the “Land”), to have and to hold such Mortgaged Property unto Trustee and Trustee’s successors and assigns, forever; Grantor hereby releasing, relinquishing and waiving, to the fullest extent allowed by law, all rights and benefits, if any, under and by virtue of the homestead exemption laws of the Property Jurisdiction (as defined in this Security Instrument), if applicable. This Security Instrument is and shall be construed to be, among other things, a trust indenture under the Small Tract Financing Act of Montana, Title 71, Chapter 1, Part 3, Montana Code Annotated.

Grantor represents and warrants that Grantor is lawfully seized of the Mortgaged Property and has the right, power and authority to mortgage, grant, warrant, convey, bargain, sell, and assign the Mortgaged Property, and that the Mortgaged Property is not encumbered by any Lien (as defined in this Security Instrument) other than Permitted Encumbrances (as defined in this Security Instrument). Grantor covenants that Grantor will warrant and defend the title to the Mortgaged Property against all claims and demands other than Permitted Encumbrances.

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Notwithstanding anything to the contrary herein, this Security Instrument secures all future advances now contemplated and made pursuant to and/or in connection with the Loan Agreement and the other Loan Documents, even though a portion thereof may not yet be advanced. Any such future advances are so secured hereby as if made on the date hereof; provided, however, that nothing in this Security Instrument shall constitute a commitment or obligation to make such future advances, the terms of which are governed solely by the applicable Loan Documents. The total indebtedness, including future advances, that may be outstanding at any given time and be subject to this Security Instrument and secured hereby is the sum of $11,031,000.00.

Grantor, and by their acceptance hereof, each of Trustee and Beneficiary covenants and agrees as follows:

1.	Defined Terms.

Capitalized terms used and not specifically defined herein have the meanings given to such terms in the Loan Agreement. All terms used and not specifically defined herein, but which are otherwise defined by the UCC, shall have the meanings assigned to them by the UCC. The following terms, when used in this Security Instrument, shall have the following meanings:

“Condemnation Action” means any action or proceeding, however characterized or named, relating to any condemnation or other taking, or conveyance in lieu thereof, of all or any part of the Mortgaged Property, whether direct or indirect.

“Enforcement Costs” means all expenses and costs, including reasonable attorneys’ fees and expenses, fees and out-of-pocket expenses of expert witnesses and costs of investigation, incurred by Beneficiary as a result of any Event of Default under the Loan Agreement or in connection with efforts to collect any amount due under the Loan Documents, or to enforce the provisions of the Loan Agreement or any of the other Loan Documents, including those incurred in post-judgment collection efforts and in any bankruptcy or insolvency proceeding (including any action for relief from the automatic stay of any bankruptcy proceeding or Foreclosure Event) or judicial or non-judicial foreclosure proceeding, to the extent permitted by law.

“Environmental Indemnity Agreement” means that certain Environmental Indemnity Agreement dated as of the date of this Security Instrument, executed by Grantor to and for the benefit of Beneficiary, as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time.

“Environmental Laws” has the meaning set forth in the Environmental Indemnity Agreement.

“Event of Default” has the meaning set forth in the Loan Agreement.

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“Fixtures” means all Goods that are so attached or affixed to the Land or the Improvements as to constitute a fixture under the laws of the Property Jurisdiction.

“Goods” means all goods which are used now or in the future in connection with the ownership, management, or operation of the Land or the Improvements or are located on the Land or in the Improvements, including inventory; furniture; furnishings; machinery, equipment, engines, boilers, incinerators, and installed building materials; systems and equipment for the purpose of supplying or distributing heating, cooling, electricity, gas, water, air, or light; antennas, cable, wiring, and conduits used in connection with radio, television, security, fire prevention, or fire detection, or otherwise used to carry electronic signals; telephone systems and equipment; elevators and related machinery and equipment; fire detection, prevention and extinguishing systems and apparatus; security and access control systems and apparatus; plumbing systems; water heaters, ranges, stoves, microwave ovens, refrigerators, dishwashers, garbage disposers, washers, dryers, and other appliances; light fixtures, awnings, storm windows, and storm doors; pictures, screens, blinds, shades, curtains, and curtain rods; mirrors, cabinets, paneling, rugs, and floor and wall coverings; fences, trees, and plants; swimming pools; exercise equipment; supplies; tools; books and records (whether in written or electronic form); websites, URLs, blogs, and social network pages; computer equipment (hardware and software); and other tangible personal property which is used now or in the future in connection with the ownership, management, or operation of the Land or the Improvements or are located on the Land or in the Improvements.

“Imposition Deposits” means deposits in an amount sufficient to accumulate with Beneficiary the entire sum required to pay the Impositions when due.

“Impositions” means

(a) any water and sewer charges which, if not paid, may result in a lien on all or any part of the Mortgaged Property;

(b) the premiums for fire and other casualty insurance, liability insurance, rent loss insurance and such other insurance as Beneficiary may require under the Loan Agreement;

(c) Taxes; and

(d) amounts for other charges and expenses which Beneficiary at any time reasonably deems necessary to protect the Mortgaged Property, to prevent the imposition of liens on the Mortgaged Property, or otherwise to protect Beneficiary’s interests, all as reasonably determined from time to time by Beneficiary.

“Improvements” means the buildings, structures, improvements, and alterations now constructed or at any time in the future constructed or placed upon the Land, including any future replacements, facilities, and additions and other construction on the Land.

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“Indebtedness” means the principal of, interest on, and all other amounts due at any time under the Note, the Loan Agreement, this Security Instrument or any other Loan Document (other than the Environmental Indemnity Agreement and Guaranty), including Prepayment Premiums, late charges, default interest, and accrued interest as provided in the Loan Agreement and this Security Instrument, advances, costs and expenses to perform the obligations of Grantor or to protect the Mortgaged Property or the security of this Security Instrument, all other monetary obligations of Grantor under the Loan Documents (other than the Environmental Indemnity Agreement), including amounts due as a result of any indemnification obligations, and any Enforcement Costs.

“Land” means the real property described in Exhibit A.

“Leases” means all present and future leases, subleases, licenses, concessions or grants or other possessory interests now or hereafter in force, whether oral or written, covering or affecting the Mortgaged Property, or any portion of the Mortgaged Property (including proprietary leases or occupancy agreements if Grantor is a cooperative housing corporation), and all modifications, extensions or renewals thereof.

“Lien” means any claim or charge against property for payment of a debt or an amount owed for services rendered, including any mortgage, deed of trust, deed to secure debt, security interest, tax lien, any materialman’s or mechanic’s lien, or any lien of a Governmental Authority, including any lien in connection with the payment of utilities, or any other encumbrance.

“Mortgaged Property” means all of Grantor’s present and hereafter acquired right, title and interest in and to all of the following:

(a) the Land;

(b) the Improvements;

(c) the Personalty;

(d) current and future rights, including air rights, development rights, zoning rights and other similar rights or interests, easements, tenements, rights-of-way, strips and gores of land, streets, alleys, roads, sewer rights, waters, watercourses, and appurtenances related to or benefitting the Land or the Improvements, or both, and all rights-of-way, streets, alleys and roads which may have been or may in the future be vacated;

(e) insurance policies relating to the Mortgaged Property (and any unearned premiums) and all proceeds paid or to be paid by any insurer of the Land, the Improvements, the Personalty, or any other part of the Mortgaged Property, whether or not Grantor obtained the insurance pursuant to Beneficiary’s requirements;

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(f) awards, payments and other compensation made or to be made by any municipal, state or federal authority with respect to the Land, the Improvements, the Personalty, or any other part of the Mortgaged Property, including any awards or settlements resulting from (1) Condemnation Actions, (2) any damage to the Mortgaged Property caused by governmental action that does not result in a Condemnation Action, or (3) the total or partial taking of the Land, the Improvements, the Personalty, or any other part of the Mortgaged Property under the power of eminent domain or otherwise and including any conveyance in lieu thereof;

(g) contracts, options and other agreements for the sale of the Land, the Improvements, the Personalty, or any other part of the Mortgaged Property entered into by Grantor now or in the future, including cash or securities deposited to secure performance by parties of their obligations;

(h) Leases and Lease guaranties, letters of credit and any other supporting obligation for any of the Leases given in connection with any of the Leases, and all Rents;

(i) earnings, royalties, accounts receivable, issues and profits from the Land, the Improvements or any other part of the Mortgaged Property, and all undisbursed proceeds of the Mortgage Loan and, if Grantor is a cooperative housing corporation, maintenance charges or assessments payable by shareholders or residents;

(j) Imposition Deposits;

(k) refunds or rebates of Impositions by any municipal, state or federal authority or insurance company (other than refunds applicable to periods before the real property tax year in which this Security Instrument is dated);

(l) tenant security deposits;

(m) names under or by which any of the above Mortgaged Property may be operated or known, and all trademarks, trade names, and goodwill relating to any of the Mortgaged Property;

(n) Collateral Accounts and all Collateral Account Funds;

(o) products, and all cash and non-cash proceeds from the conversion, voluntary or involuntary, of any of the above into cash or liquidated claims, and the right to collect such proceeds; and

(p) all of Borrower’s right, title and interest in the oil, gas, minerals, mineral interests, royalties, overriding royalties, production payments, net profit interests and other interests and estates in, under and on the Mortgaged Property and other oil, gas and mineral interests with which any of the foregoing interests or estates are pooled or unitized.

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“Permitted Encumbrance” means only the easements or restrictions listed in a schedule of exceptions to coverage in the Title Policy and Taxes for the current tax year that are not yet due and payable.

“Permitted Equipment Financing” means, with respect to the Mortgaged Property, equipment lease or other purchase money financing incurred in the ordinary course of business for acquisition of additional or replacement equipment or other personal property or to refinance Permitted Equipment Financing, in an amount not to exceed two percent (2%) of the Loan Amount, less normal outstanding account payable balances.

“Personalty” means all Goods, accounts, choses of action, chattel paper, documents, general intangibles (including Software), payment intangibles, instruments, investment property, letter of credit rights, supporting obligations, computer information, source codes, object codes, records and data, all telephone numbers or listings, claims (including claims for indemnity or breach of warranty), deposit accounts and other property or assets of any kind or nature related to the Land or the Improvements now or in the future, including operating agreements, surveys, plans and specifications and contracts for architectural, engineering and construction services relating to the Land or the Improvements, and all other intangible property and rights relating to the operation of, or used in connection with, the Land or the Improvements, including all governmental permits relating to any activities on the Land.

“Prepayment Premium” has the meaning set forth in the Loan Agreement.

“Property Jurisdiction” means the jurisdiction in which the Land is located.

“Rents” means all rents (whether from residential or non-residential space), revenues and other income from the Land or the Improvements, including subsidy payments received from any sources, including payments under any “Housing Assistance Payments Contract” or other rental subsidy agreement (if any), parking fees, laundry and vending machine income and fees and charges for food, health care and other services provided at the Mortgaged Property, whether now due, past due, or to become due, and tenant security deposits.

“Software” means a computer program and any supporting information provided in connection with a transaction relating to the program. The term does not include any computer program that is included in the definition of Goods.

“Taxes” means all taxes, assessments, vault rentals and other charges, if any, general, special or otherwise, including assessments for schools, public betterments and general or local improvements, which are levied, assessed or imposed by any public authority or quasi-public authority, and which, if not paid, may become a lien, on the Land or the Improvements or any taxes upon any Loan Document.

“Title Policy” has the meaning set forth in the Loan Agreement.

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“UCC” means the Uniform Commercial Code in effect in the Property Jurisdiction, as amended from time to time.

“UCC Collateral” means any or all of that portion of the Mortgaged Property, whether acquired now or in the future, in which a security interest may be granted under the UCC.

2.	Security Agreement; Fixture Filing.

(a) To secure to Beneficiary, the repayment of the Indebtedness, and all renewals, extensions and modifications thereof, and the performance of the covenants and agreements of Grantor contained in the Loan Documents, Grantor hereby pledges, assigns, and grants to Beneficiary a continuing security interest in the UCC Collateral. This Security Instrument constitutes a security agreement and a financing statement under the UCC. This Security Instrument also constitutes a financing statement pursuant to the terms of the UCC with respect to any part of the Mortgaged Property that is or may become a Fixture under applicable law, and will be recorded as a “fixture filing” in accordance with the UCC. A description of the real property to which the collateral is related is shown on the attached Exhibit A. Grantor hereby authorizes Beneficiary or Trustee to file financing statements, continuation statements and financing statement amendments in such form as Beneficiary may require to perfect or continue the perfection of this security interest without the signature of Grantor. From and after the occurrence of an Event of Default, Beneficiary shall have the remedies of a secured party under the UCC, in addition to all remedies provided by this Security Instrument existing under applicable law. Beneficiary may exercise any or all of its remedies against the UCC Collateral separately or together, and in any order, without in any way affecting the availability or validity of Beneficiary’s other remedies. For purposes of the UCC, the debtor is Grantor and the secured party is Beneficiary. The name and address of the debtor and secured party are set forth after Grantor’s signature below which are the addresses from which information on the security interest may be obtained.

(b) Grantor represents and warrants that: (1) Grantor maintains its chief executive office at the location set forth after Grantor’s signature below, and Grantor will notify Beneficiary in writing of any change in its chief executive office within five (5) days of such change; (2) Grantor is the record owner of the Mortgaged Property; (3) Grantor’s state of incorporation, organization, or formation, if applicable, is as set forth on Page 1 of this Security Instrument; (4) Grantor’s exact legal name is as set forth on Page 1 of this Security Instrument; (5) Grantor’s organizational identification number, if applicable, is as set forth after Grantor’s signature below; (6) Grantor is the owner of the UCC Collateral subject to no liens, charges or encumbrances other than the lien hereof and Permitted Equipment Financing; (7) the UCC Collateral will not be removed from the Mortgaged Property without the consent of Beneficiary, except for replacement in the ordinary course of business; and (8) no financing statement covering any of the UCC Collateral or any proceeds thereof is on file in any public office except pursuant hereto.

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(c) All property of every kind acquired by Grantor after the date of this Security Instrument which by the terms of this Security Instrument shall be subject to the lien and the security interest created hereby, shall immediately upon the acquisition thereof by Grantor and without further conveyance or assignment become subject to the lien and security interest created by this Security Instrument. Nevertheless, Grantor shall execute, acknowledge, deliver and record or file, as appropriate, all and every such further deeds of trust, mortgages, deeds to secure debt, security agreements, financing statements, assignments and assurances as Beneficiary shall require for accomplishing the purposes of this Security Instrument and to comply with the rerecording requirements of the UCC.

3.	Assignment of Leases and Rents; Appointment of Receiver; Lender in Possession.

(a) As part of the consideration for the Indebtedness, Grantor absolutely and unconditionally assigns and transfers to Beneficiary all Leases and Rents. It is the intention of Grantor to establish present, absolute and irrevocable transfers and assignments to Beneficiary of all Leases and Rents and to authorize and empower Beneficiary to collect and receive all Rents without the necessity of further action on the part of Grantor. Grantor and Beneficiary intend the assignments of Leases and Rents to be effective immediately and to constitute absolute present assignments, and not assignments for additional security only. Only for purposes of giving effect to these absolute assignments of Leases and Rents, and for no other purpose, the Leases and Rents shall not be deemed to be a part of the Mortgaged Property. However, if these present, absolute and unconditional assignments of Leases and Rents are not enforceable by their terms under the laws of the Property Jurisdiction, then each of the Leases and Rents shall be included as part of the Mortgaged Property, and it is the intention of the Grantor, in such circumstance, that this Security Instrument create and perfect a lien on each of the Leases and Rents in favor of Beneficiary, which liens shall be effective as of the date of this Security Instrument.

(b) Until the occurrence of an Event of Default, but subject to the limitations set forth in the Loan Documents, Grantor shall have a revocable license to exercise all rights, power and authority granted to Grantor under the Leases (including the right, power and authority to modify the terms of any Lease or extend or terminate any Lease subject to the limitations set forth in the Loan Documents), and to collect and receive all Rents, to hold all Rents in trust for the benefit of Beneficiary, and to apply all Rents to pay the Monthly Debt Service Payments and the other amounts then due and payable under the other Loan Documents, including Imposition Deposits, and to pay the current costs and expenses of managing, operating and maintaining the Mortgaged Property, including utilities and Impositions (to the extent not included in Imposition Deposits), tenant improvements and other capital expenditures. So long as no Event of Default has occurred, the Rents remaining after application pursuant to the preceding sentence may be retained by Grantor free and clear of, and released from, Beneficiary’s rights with respect to Rents under this Security Instrument.

(c) From and after the occurrence of an Event of Default, without the necessity of Beneficiary entering upon and taking and maintaining control of the Mortgaged Property directly, by a receiver, or by any other manner or proceeding permitted by the laws of the Property Jurisdiction, the revocable license granted to Grantor pursuant to Section 3(b) shall automatically terminate, and Beneficiary shall immediately have all rights, powers and authority granted to Grantor under any Lease (including the right, power and authority to modify the terms of any such Lease, or extend or terminate any such Lease) and, without notice, Beneficiary shall be entitled to all Rents as they become due and payable, including Rents then due and unpaid. From and after the occurrence of an Event of Default, Grantor authorizes Beneficiary to collect, sue for and compromise Rents and directs each tenant of the Mortgaged Property to pay all Rents to, or as directed by, Beneficiary, and Grantor shall, upon Grantor’s receipt of any Rents from any sources, pay the total amount of such receipts to Beneficiary. Although the foregoing rights of Beneficiary are self-effecting, at any time from and after the occurrence of an Event of Default, Beneficiary may make demand for all Rents, and Beneficiary may give, and Grantor hereby irrevocably authorizes Beneficiary to give, notice to all tenants of the Mortgaged Property instructing them to pay all Rents to Beneficiary. No tenant shall be obligated to inquire further as to the occurrence or continuance of an Event of Default, and no tenant shall be obligated to pay to Grantor any amounts that are actually paid to Beneficiary in response to such a notice. Any such notice by Beneficiary shall be delivered to each tenant personally, by mail or by delivering such demand to each rental unit.

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(d) From and after the occurrence of an Event of Default, Beneficiary may, regardless of the adequacy of Beneficiary’s security or the solvency of Grantor, and even in the absence of waste, enter upon, take and maintain full control of the Mortgaged Property, and may exclude Grantor and its agents and employees therefrom, in order to perform all acts that Beneficiary, in its discretion, determines to be necessary or desirable for the operation and maintenance of the Mortgaged Property, including the execution, cancellation or modification of Leases, the collection of all Rents (including through use of a lockbox, at Beneficiary’s election), the making of repairs to the Mortgaged Property and the execution or termination of contracts providing for the management, operation or maintenance of the Mortgaged Property, for the purposes of enforcing this assignment of Rents, protecting the Mortgaged Property or the security of this Security Instrument and the Mortgage Loan, or for such other purposes as Beneficiary in its discretion may deem necessary or desirable.

(e) Notwithstanding any other right provided Beneficiary under this Security Instrument or any other Loan Document, if an Event of Default has occurred, and regardless of the adequacy of Beneficiary’s security or Grantor’s solvency, and without the necessity of giving prior notice (oral or written) to Grantor, Beneficiary may apply to any court having jurisdiction for the appointment of a receiver for the Mortgaged Property to take any or all of the actions set forth in Section 3. If Beneficiary elects to seek the appointment of a receiver for the Mortgaged Property at any time after an Event of Default has occurred, Grantor, by its execution of this Security Instrument, expressly consents to the appointment of such receiver, including the appointment of a receiver ex parte, if permitted by applicable law. Grantor consents to shortened time consideration of a motion to appoint a receiver. Beneficiary or the receiver, as applicable, shall be entitled to receive a reasonable fee for managing the Mortgaged Property and such fee shall become an additional part of the Indebtedness. Immediately upon appointment of a receiver or Beneficiary’s entry upon and taking possession and control of the Mortgaged Property, possession of the Mortgaged Property and all documents, records (including records on electronic or magnetic media), accounts, surveys, plans, and specifications relating to the Mortgaged Property, and all security deposits and prepaid Rents, shall be surrendered to Beneficiary or the receiver, as applicable. If Beneficiary takes possession and control of the Mortgaged Property, Beneficiary may exclude Grantor and its representatives from the Mortgaged Property.

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(f) The acceptance by Beneficiary of the assignments of the Leases and Rents pursuant to this Section 3 shall not at any time or in any event obligate Beneficiary to take any action under any Loan Document or to expend any money or to incur any expense. Beneficiary shall not be liable in any way for any injury or damage to person or property sustained by any Person in, on or about the Mortgaged Property. Prior to Beneficiary’s actual entry upon and taking possession and control of the Land and Improvements, Beneficiary shall not be:

(1) obligated to perform any of the terms, covenants and conditions contained in any Lease (or otherwise have any obligation with respect to any Lease);

(2) obligated to appear in or defend any action or proceeding relating to any Lease or the Mortgaged Property; or

(3) responsible for the operation, control, care, management or repair of the Mortgaged Property or any portion of the Mortgaged Property.

The execution of this Security Instrument shall constitute conclusive evidence that all responsibility for the operation, control, care, management and repair of the Mortgaged Property is and shall be that of Grantor, prior to such actual entry and taking possession and control by Beneficiary of the Land and Improvements.

(g) Beneficiary shall be liable to account only to Grantor and only for Rents actually received by Beneficiary. Beneficiary shall not be liable to Grantor, anyone claiming under or through Grantor or anyone having an interest in the Mortgaged Property by reason of any act or omission of Beneficiary under this Section 3, and Grantor hereby releases and discharges Beneficiary from any such liability to the fullest extent permitted by law. If the Rents are not sufficient to meet the costs of taking control of and managing the Mortgaged Property and collecting the Rents, any funds expended by Beneficiary for such purposes shall be added to, and become a part of, the principal balance of the Indebtedness, be immediately due and payable, and bear interest at the Default Rate from the date of disbursement until fully paid. Any entering upon and taking control of the Mortgaged Property by Beneficiary or the receiver, and any application of Rents as provided in this Security Instrument, shall not cure or waive any Event of Default or invalidate any other right or remedy of Beneficiary under applicable law or provided for in this Security Instrument or any Loan Document.

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4.	Protection of Beneficiary’s Security.

If Grantor fails to perform any of its obligations under this Security Instrument or any other Loan Document, or any action or proceeding is commenced that purports to affect the Mortgaged Property, Beneficiary’s security, rights or interests under this Security Instrument or any Loan Document (including eminent domain, insolvency, code enforcement, civil or criminal forfeiture, enforcement of Environmental Laws, fraudulent conveyance or reorganizations or proceedings involving a debtor or decedent), Beneficiary may, at its option, make such appearances, disburse or pay such sums and take such actions, whether before or after an Event of Default or whether directly or to any receiver for the Mortgaged Property, as Beneficiary reasonably deems necessary to perform such obligations of Grantor and to protect the Mortgaged Property or Beneficiary’s security, rights or interests in the Mortgaged Property or the Mortgage Loan, including:

(a) paying fees and out-of-pocket expenses of attorneys, accountants, inspectors and consultants;

(b) entering upon the Mortgaged Property to make repairs or secure the Mortgaged Property;

(c) obtaining (or force-placing) the insurance required by the Loan Documents; and

(d) paying any amounts required under any of the Loan Documents that Grantor has failed to pay.

Any amounts so disbursed or paid by Beneficiary shall be added to, and become part of, the principal balance of the Indebtedness, be immediately due and payable and bear interest at the Default Rate from the date of disbursement until fully paid. The provisions of this Section 4 shall not be deemed to obligate or require Beneficiary to incur any expense or take any action.

5.	No Other Indebtedness and Mezzanine Financing.

Other than the Mortgage Loan and Permitted Equipment Financing, Grantor shall not incur or be obligated at any time with respect to any loan or other indebtedness in connection with or secured by the Mortgaged Property. Neither Grantor nor any owner of Grantor shall (a) incur any “mezzanine debt,” secured or unsecured, or issue any preferred equity that is secured by a pledge of the ownership interests in Grantor or by a pledge of the cash flows of Grantor to the extent the Transfer of the underlying ownership interests is otherwise prohibited by the Loan Agreement, or (b) incur any similar Indebtedness or equity with respect to the Mortgaged Property or ownership interest in Grantor or any owner of Key Principal or Guarantor that is secured by a pledge of the cash flows of Grantor to the extent the Transfer of the underlying ownership interests is otherwise prohibited by the Loan Agreement.

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6.	Default; Acceleration; Remedies.

(a) From and after the occurrence of an Event of Default, Beneficiary, at its option, may declare the Indebtedness to be immediately due and payable without further demand, and may either with or without entry or taking possession as herein provided or otherwise, proceed by suit or suits at law or in equity or any other appropriate proceeding or remedy (1) to enforce payment of the Mortgage Loan; (2) to foreclose this Security Instrument judicially or non-judicially by advertisement and the power of sale granted herein; (3) to enforce or exercise any right under any Loan Document; and (4) to pursue any one (1) or more other remedies provided in this Security Instrument or in any other Loan Document or otherwise afforded by applicable law. Each right and remedy provided in this Security Instrument or any other Loan Document is distinct from all other rights or remedies under this Security Instrument or any other Loan Document or otherwise afforded by applicable law, and each shall be cumulative and may be exercised concurrently, independently, or successively, in any order. Grantor has the right to bring an action to assert the nonexistence of an Event of Default or any other defense of Grantor to acceleration and sale.

(b) Grantor acknowledges that the right to foreclose by advertisement and sale granted in this Security Instrument may be exercised or directed by Beneficiary without prior judicial hearing. In the event Beneficiary invokes the power of sale:

(1) Beneficiary or Trustee shall record a notice of sale in each county in which the Mortgaged Property is located, and Trustee shall mail copies of such notice to Grantor and to such other persons as the laws of Montana prescribe. After posting on the Mortgaged Property and publishing of such notice, Trustee shall sell the Mortgaged Property according to the laws of Montana;

(2) Trustee shall have the authority to determine the terms of the sale. In connection with any such sale, the whole of the Mortgaged Property may be sold in one (1) parcel as an entirety or in separate lots or parcels at the same or different times. Beneficiary shall have the right to become the purchaser at any such sale. Trustee shall be entitled to receive fees and expenses from such sale not to exceed the amount permitted by applicable law;

(3) within a reasonable time after the sale, Trustee shall deliver to the purchaser of the Mortgaged Property a deed or such other appropriate conveyance document conveying the Mortgaged Property so sold without any express or implied covenant or warranty. The recitals in such deed or document shall be prima facie evidence of the truth of the statements made in those recitals; and

(4) the outstanding principal amount of the Mortgage Loan and the other Indebtedness, if not previously due, shall be and become immediately due and payable without demand or notice of any kind. If the Mortgaged Property is sold for an amount less than the amount outstanding under the Indebtedness, the deficiency shall be determined by the purchase price at the sale or sales. Grantor waives all rights, claims, and defenses with respect to Beneficiary’s ability to obtain a deficiency judgment.

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(c) Grantor acknowledges and agrees that the proceeds of any sale shall be applied as determined by Beneficiary unless otherwise required by applicable law.

(d) In connection with the exercise of Beneficiary’s rights and remedies under this Security Instrument and any other Loan Document, there shall be allowed and included as Indebtedness: (1) all expenditures and expenses authorized by applicable law and all other expenditures and expenses which may be paid or incurred by or on behalf of Beneficiary for reasonable legal fees, appraisal fees, outlays for documentary and expert evidence, stenographic charges and publication costs; (2) all expenses of any environmental site assessments, environmental audits, environmental remediation costs, appraisals, surveys, engineering studies, wetlands delineations, flood plain studies, and any other similar testing or investigation deemed necessary or advisable by Beneficiary incurred in preparation for, contemplation of or in connection with the exercise of Beneficiary’s rights and remedies under the Loan Documents; and (3) costs (which may be reasonably estimated as to items to be expended in connection with the exercise of Beneficiary’s rights and remedies under the Loan Documents) of procuring all abstracts of title, title searches and examinations, title insurance policies, and similar data and assurance with respect to title as Beneficiary may deem reasonably necessary either to prosecute any suit or to evidence the true conditions of the title to or the value of the Mortgaged Property to bidders at any sale which may be held in connection with the exercise of Beneficiary’s rights and remedies under the Loan Documents. All expenditures and expenses of the nature mentioned in this Section 6, and such other expenses and fees as may be incurred in the protection of the Mortgaged Property and rents and income therefrom and the maintenance of the lien of this Security Instrument, including the fees of any attorney employed by Beneficiary in any litigation or proceedings affecting this Security Instrument, the Note, the other Loan Documents, or the Mortgaged Property, including bankruptcy proceedings, any Foreclosure Event, or in preparation of the commencement or defense of any proceedings or threatened suit or proceeding, or otherwise in dealing specifically therewith, shall be so much additional Indebtedness and shall be immediately due and payable by Grantor, with interest thereon at the Default Rate until paid.

(e) Any action taken by Trustee or Beneficiary pursuant to the provisions of this Section 6 shall comply with the laws of the Property Jurisdiction. Such applicable laws shall take precedence over the provisions of this Section 6, but shall not invalidate or render unenforceable any other provision of any Loan Document that can be construed in a manner consistent with any applicable law. If any provision of this Security Instrument shall grant to Beneficiary (including Beneficiary acting as a mortgagee-in-possession), Trustee or a receiver appointed pursuant to the provisions of this Security Instrument any powers, rights or remedies prior to, upon or following the occurrence of an Event of Default that are more limited than the powers, rights, or remedies that would otherwise be vested in such party under any applicable law in the absence of said provision, such party shall be vested with the powers, rights, and remedies granted in such applicable law to the full extent permitted by law.

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7.	Waiver of Statute of Limitations and Marshaling.

Grantor hereby waives the right to assert any statute of limitations as a bar to the enforcement of the lien of this Security Instrument or to any action brought to enforce any Loan Document. Notwithstanding the existence of any other security interests in the Mortgaged Property held by Beneficiary or by any other party, Beneficiary shall have the right to determine the order in which any or all of the Mortgaged Property shall be subjected to the remedies provided in this Security Instrument and/or any other Loan Document or by applicable law. Beneficiary shall have the right to determine the order in which any or all portions of the Indebtedness are satisfied from the proceeds realized upon the exercise of such remedies. Grantor, for itself and all who may claim by, through, or under it, and any party who now or in the future acquires a security interest in the Mortgaged Property and who has actual or constructive notice of this Security Instrument waives any and all right to require the marshaling of assets or to require that any of the Mortgaged Property be sold in the inverse order of alienation or that any of the Mortgaged Property be sold in parcels (at the same time or different times) in connection with the exercise of any of the remedies provided in this Security Instrument or any other Loan Document, or afforded by applicable law.

8.	Waiver of Rights; Rights of Tenants.

(a) Grantor hereby covenants and agrees that it will not at any time apply for, insist upon, plead, avail itself, or in any manner claim or take any advantage of, any appraisement, stay, exemption or extension law or any so-called “Moratorium Law” now or at any time hereafter enacted or in force in order to prevent or hinder the enforcement or foreclosure of this Security Instrument. Without limiting the foregoing:

(1) Grantor for itself and all Persons who may claim by, through, or under Grantor, hereby expressly waives any so-called “Moratorium Law,” it being the intent hereof that any and all such “Moratorium Laws” are and shall be deemed to be hereby waived to the fullest extent permitted by applicable law;

(2) Grantor shall not invoke or utilize any such law or laws or otherwise hinder, delay or impede the execution of any right, power remedy herein or otherwise granted or delegated to Beneficiary but will suffer and permit the execution of every such right, power and remedy as though no such law or laws had been made or enacted; and

(3) If Grantor is a trust, Grantor represents that the provisions of this Section 8 were made at the express direction of Grantor’s beneficiaries and the persons having the power of direction over Grantor, and are made on behalf of the trust estate of Grantor and all beneficiaries of Grantor, as well as all other persons mentioned above.

(b) Beneficiary shall have the right to foreclose subject to the rights of any tenant or tenants of the Mortgaged Property having an interest in the Mortgaged Property prior to that of Beneficiary. The failure to join any such tenant or tenants of the Mortgaged Property as party defendant or defendants in any such civil action or the failure of any decree of foreclosure and sale to foreclose their rights shall not be asserted by Grantor as a defense in any civil action instituted to collect the Indebtedness, or any part thereof or any deficiency remaining unpaid after foreclosure and sale of the Mortgaged Property, any statute or rule of law at any time existing to the contrary notwithstanding.

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9.	Notice.

(a) All notices under this Security Instrument shall be:

(1) in writing, and shall be (A) delivered, in person, (B) mailed, postage prepaid, either by registered or certified delivery, return receipt requested, or (C) sent by overnight express courier;

(2) addressed to the intended recipient at its respective address set forth at the end of this Security Instrument; and

(3) deemed given on the earlier to occur of:

(A) the date when the notice is received by the addressee; or

(B) if the recipient refuses or rejects delivery, the date on which the notice is so refused or rejected, as conclusively established by the records of the United States Postal Service or such express courier service.

(b) Any party to this Security Instrument may change the address to which notices intended for it are to be directed by means of notice given to the other party in accordance with this Section 9.

(c) Any required notice under this Security Instrument which does not specify how notices are to be given shall be given in accordance with this Section 9.

10.	Mortgagee-in-Possession.

Grantor acknowledges and agrees that the exercise by Beneficiary of any of the rights conferred in this Security Instrument shall not be construed to make Beneficiary a mortgagee-in-possession of the Mortgaged Property so long as Beneficiary has not itself entered into actual possession of the Land and Improvements.

11.	Release.

Upon payment in full of the Indebtedness, Beneficiary shall cause the release of this Security Instrument and Grantor shall pay Beneficiary’s costs incurred in connection with such release.

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12.	Substitute Trustee.

Beneficiary, at Beneficiary’s option, may from time to time remove Trustee and appoint a successor trustee in accordance with the laws of the Property Jurisdiction. Without conveyance of the Mortgaged Property, the successor trustee shall succeed to all the title, power and duties conferred upon Trustee in this Security Instrument and by applicable law.

13.	Montana State Specific Provisions.

(a) The area of the Mortgaged Property is not more than forty (40) acres.

(b) This Security Instrument shall not be deemed or interpreted to be a “purchase money mortgage” under Montana Code Annotated, Section 71-1-232.

(c) Notwithstanding any provision to the contrary herein or in the other Loan Documents, no sums payable under the Environmental Indemnity Agreement shall be deemed to be secured by this Security Instrument.

14.	Governing Law; Consent to Jurisdiction and Venue.

This Security Instrument shall be governed by the laws of the Property Jurisdiction without giving effect to any choice of law provisions thereof that would result in the application of the laws of another jurisdiction. Grantor agrees that any controversy arising under or in relation to this Security Instrument shall be litigated exclusively in the Property Jurisdiction. The state and federal courts and authorities with jurisdiction in the Property Jurisdiction shall have exclusive jurisdiction over all controversies that arise under or in relation to any security for the Indebtedness. Grantor irrevocably consents to service, jurisdiction, and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise.

15.	Miscellaneous Provisions.

(a) This Security Instrument shall bind, and the rights granted by this Security Instrument shall benefit, the successors and assigns of Beneficiary. This Security Instrument shall bind, and the obligations granted by this Security Instrument shall inure to, any permitted successors and assigns of Grantor under the Loan Agreement. If more than one (1) person or entity signs this Security Instrument as Grantor, the obligations of such persons and entities shall be joint and several. The relationship between Beneficiary and Grantor shall be solely that of creditor and debtor, respectively, and nothing contained in this Security Instrument shall create any other relationship between Beneficiary and Grantor. No creditor of any party to this Security Instrument and no other person shall be a third party beneficiary of this Security Instrument or any other Loan Document.

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(b) The invalidity or unenforceability of any provision of this Security Instrument or any other Loan Document shall not affect the validity or enforceability of any other provision of this Security Instrument or of any other Loan Document, all of which shall remain in full force and effect. This Security Instrument contains the complete and entire agreement among the parties as to the matters covered, rights granted and the obligations assumed in this Security Instrument. This Security Instrument may not be amended or modified except by written agreement signed by Beneficiary.

(c) The following rules of construction shall apply to this Security Instrument:

(1) The captions and headings of the sections of this Security Instrument are for convenience only and shall be disregarded in construing this Security Instrument.

(2) Any reference in this Security Instrument to an “Exhibit” or “Schedule” or a “Section” or an “Article” shall, unless otherwise explicitly provided, be construed as referring, respectively, to an exhibit or schedule attached to this Security Instrument or to a Section or Article of this Security Instrument.

(3) Any reference in this Security Instrument to a statute or regulation shall be construed as referring to that statute or regulation as amended from time to time.

(4) Use of the singular in this Security Instrument includes the plural and use of the plural includes the singular.

(5) As used in this Security Instrument, the term “including” means “including, but not limited to” or “including, without limitation,” and is for example only, and not a limitation.

(6) Whenever Grantor’s knowledge is implicated in this Security Instrument or the phrase “to Grantor’s knowledge” or a similar phrase is used in this Security Instrument, Grantor’s knowledge or such phrase(s) shall be interpreted to mean to the best of Grantor’s knowledge after reasonable and diligent inquiry and investigation.

(7) Unless otherwise provided in this Security Instrument, if Beneficiary’s approval is required for any matter hereunder, such approval may be granted or withheld in Beneficiary’s sole and absolute discretion.

(8) Unless otherwise provided in this Security Instrument, if Beneficiary’s designation, determination, selection, estimate, action or decision is required, permitted or contemplated hereunder, such designation, determination, selection, estimate, action or decision shall be made in Beneficiary’s sole and absolute discretion.

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(9) All references in this Security Instrument to a separate instrument or agreement shall include such instrument or agreement as the same may be amended or supplemented from time to time pursuant to the applicable provisions thereof.

(10) “Beneficiary may” shall mean at Beneficiary’s discretion, but shall not be an obligation.

16.	Time is of the Essence.

Grantor agrees that, with respect to each and every obligation and covenant contained in this Security Instrument and the other Loan Documents, time is of the essence.

17.	WAIVER OF TRIAL BY JURY.

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH OF GRANTOR AND BENEFICIARY (BY ITS ACCEPTANCE HEREOF) (A) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS SECURITY INSTRUMENT OR THE RELATIONSHIP BETWEEN THE PARTIES AS GRANTOR AND BENEFICIARY THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH OF GRANTOR AND BENEFICIARY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

ATTACHED EXHIBITS. The following Exhibits are attached to this Security Instrument and incorporated fully herein by reference:

☒	Exhibit A	Description of the Land (required)

☒	Exhibit B	Modifications to Security Instrument (Seniors Housing

☒	Exhibit C	Modifications to Security Instrument (Cross-Default and Cross-Collateralization: Multi-Note)

☒	Exhibit D	Borrower Projects

[Remainder of Page Intentionally Blank]

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IN WITNESS WHEREOF, Grantor has signed and delivered this Security Instrument under seal (where applicable) or has caused this Security Instrument to be signed and delivered by its duly authorized representative under seal (where applicable). Where applicable law so provides, Grantor intends that this Security Instrument shall be deemed to be signed and delivered as a sealed instrument.

GRANTOR:

CHT BILLINGS MT SENIOR LIVING, LLC, a Delaware limited liability company

By:	/s/ Joshua J. Taube
Name:	Joshua J. Taube
Title:	Vice President

The name, chief executive office and organizational identification number of Grantor (as Debtor under any applicable Uniform Commercial Code) are:
Debtor Name/Record Owner: CHT Billings MT Senior Living, LLC
Debtor Chief Executive Office Address:
c/o Healthcare Trust, Inc.
CNL Center at City Commons
450 South Orange Avenue, Suite 1200
Orlando, Florida 32801
Debtor Organizational ID Number: 5092163

The name and chief executive office of Beneficiary (as Secured Party) are:
Secured Party Name: KeyCorp Real Estate Capital Markets, Inc.
Secured Party Chief Executive Office Address:
11501 Outlook Street, Suite #300
Overland Park, Kansas 66211
Mailcode: KS-01-11-0501

Chicago Title of Montana, LLC
1575 Shiloh Road, Suite J
Billings, Montana 59106

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STATE OF      FL

COUNTY OF      Orange

This instrument was acknowledged before me on August 24, 2012, by Joshua J. Taube, Vice President of CHT BILLINGS MT SENIOR LIVING, LLC, a Delaware limited liability company.

/s/ Cathleen A. Coffey

Notary Public

Printed Name:	Cathleen A. Coffey

My Commission Expires:

9/24/13

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EXHIBIT A

DESCRIPTION OF THE LAND

Lot 4, of Summer Ridge Subdivision, in the City of Billings, Yellowstone County, Montana, according to the official plat on file in the office of the Clerk and Recorder of said County, under Document No. 3283451.

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EXHIBIT B

MODIFICATIONS TO SECURITY INSTRUMENT

(Seniors Housing)

The foregoing Security Instrument is hereby modified as follows:

1. Capitalized terms used and not specifically defined herein have the meanings given to such terms in the Security Instrument.

2. Section 1 of the Security Instrument (Defined Terms) is hereby amended by adding the following new definition:

“Accounts” means all money, funds, investment property, accounts, general intangibles, deposit accounts, chattel paper, documents, instruments, judgments, claims, settlements of claims, causes of action, refunds, rebates, reimbursements, reserves, deposits, subsidies, proceeds, products, rents and profits, now or hereafter arising, received or receivable, from or on account of Borrower’s management and operation of the Mortgaged Property as a Seniors Housing Facility.

3. Section 1 of the Security Instrument (Defined Terms) is hereby amended by deleting and restating in their entirety the definitions of “Goods,” “Leases,” “Mortgaged Property,” “Personalty” and “Rents” to read as follows:

“Goods” means all goods which are used now or in the future in connection with the ownership, management, or operation of the Land or the Improvements or are located on the Land or in the Improvements, including inventory; furniture; furnishings; machinery, equipment, engines, boilers, incinerators and installed building materials; systems and equipment for the purpose of supplying or distributing heating, cooling, electricity, gas, water, air or light; antennas, cable, wiring and conduits used in connection with radio, television, security, fire prevention or fire detection, or otherwise used to carry electronic signals; telephone systems and equipment; elevators and related machinery and equipment; fire detection, prevention and extinguishing systems and apparatus; security and access control systems and apparatus; plumbing systems; water heaters, ranges, stoves, microwave ovens, refrigerators, dishwashers, garbage disposers, washers, dryers and other appliances; light fixtures, awnings, storm windows and storm doors; pictures, screens, blinds, shades, curtains and curtain rods; mirrors, cabinets, paneling, rugs and floor and wall coverings; fences, trees and plants; swimming pools; exercise equipment; supplies; tools; books and records (whether in written or electronic form); websites, URLs, blogs and social network pages; computer equipment (hardware and software); all kitchen or restaurant supplies and facilities; dining room supplies and facilities; medical supplies and facilities; leasehold improvements or related furniture and equipment; including all present and future parts, additions, accessories, replacements, attachments, accessions, replacement parts and substitutions of the foregoing, and the proceeds thereof (cash and non-cash, including insurance proceeds) and any other equipment, supplies or furniture owned by Borrower and leased to any third party service provider or any operator or manager of the Land or the Improvements; and other tangible personal property which is used now or in the future in connection with the ownership, management, or operation of the Land or the Improvements or are located on the Land or in the Improvements.

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“Leases” means all present and future leases, subleases, licenses, concessions or grants or other possessory interests now or hereafter in force, whether oral or written, covering or affecting the Mortgaged Property, or any portion of the Mortgaged Property (including proprietary leases or occupancy agreements if Borrower is a cooperative housing corporation), any residency, occupancy, admission and care agreements pertaining to residents of the Mortgaged Property and any Seniors Housing Facility Lease, and all modifications, extensions or renewals thereof.

“Mortgaged Property” means all of Borrower’s present and hereafter acquired right, title and interest in and to all of the following:

(a) the Land;

(b) the Improvements;

(c) the Personalty;

(d) current and future rights, including air rights, development rights, zoning rights and other similar rights or interests, easements, tenements, rights-of-way, strips and gores of land, streets, alleys, roads, sewer rights, waters, watercourses, and appurtenances related to or benefitting the Land or the Improvements, or both, and all rights-of-way, streets, alleys and roads which may have been or may in the future be vacated;

(e) insurance policies relating to the Mortgaged Property (and any unearned premiums) and all proceeds paid or to be paid by any insurer of the Land, the Improvements, the Personalty, or any other part of the Mortgaged Property, whether or not Borrower obtained the insurance pursuant to Lender’s requirements;

(f) awards, payments and other compensation made or to be made by any municipal, state or federal authority with respect to the Land, the Improvements, the Personalty, or any other part of the Mortgaged Property, including any awards or settlements resulting from (1) Condemnation Actions, (2) any damage to the Mortgaged Property caused by governmental action that does not result in a Condemnation Action, or (3) the total or partial taking of the Land, the Improvements, the Personalty, or any other part of the Mortgaged Property under the power of eminent domain or otherwise and including any conveyance in lieu thereof;

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(g) contracts, options and other agreements for the sale of the Land, the Improvements, the Personalty, or any other part of the Mortgaged Property entered into by Borrower now or in the future, including cash or securities deposited to secure performance by parties of their obligations;

(h) Leases and Lease guaranties, letters of credit and any other supporting obligation for any of the Leases given in connection with any of the Leases, and all Rents;

(i) earnings, royalties, accounts receivable, issues and profits from the Land, the Improvements or any other part of the Mortgaged Property, and all undisbursed proceeds of the Mortgage Loan and, if Borrower is a cooperative housing corporation, maintenance charges or assessments payable by shareholders or residents;

(j) Imposition Deposits;

(k) refunds or rebates of Impositions by any municipal, state or federal authority or insurance company (other than refunds applicable to periods before the real property tax year in which this Security Instrument is dated);

(l) resident and tenant security deposits, entrance fees, application fees, processing fees, community fees and any other amounts or fees deposited by any resident or tenant upon execution of a Lease which have not been forfeited by the resident or tenant;

(m) names under or by which any of the above Mortgaged Property may be operated or known, and all trademarks, trade names, and goodwill relating to any of the Mortgaged Property;

(n) Collateral Accounts and all Collateral Account Funds;

(o) products, and all cash and non-cash proceeds from the conversion, voluntary or involuntary, of any of the above into cash or liquidated claims, and the right to collect such proceeds;

(p) all of Borrower’s right, title and interest in the oil, gas, minerals, mineral interests, royalties, overriding royalties, production payments, net profit interests and other interests and estates in, under and on the Mortgaged Property and other oil, gas and mineral interests with which any of the foregoing interests or estates are pooled or unitized;

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(q) all payments due, or received, from residents, second party charges added to base rental income, base or additional meal sales, commercial operations located on the Mortgaged Property or provided as a service to the residents of the Mortgaged Property, rental from guest suites, seasonal lease charges, furniture leases, and laundry services, and any and all other services provided to residents in connection with the Mortgaged Property, and any and all other personal property on the Mortgaged Property, excluding personal property owned by residents of the Mortgaged Property (other than Personalty owned by Borrower);

(r) subject to applicable law and regulations, all Licenses and Contracts relating to the operation and authority to operate the Mortgaged Property as a Seniors Housing Facility;

(s) all Third Party Payments arising from the operation of the Mortgaged Property as a Seniors Housing Facility;

(t) all of Borrower’s Accounts and Contracts; and

(u) all Facility Operating Agreements.

“Personalty” means all Goods, accounts, choses of action, chattel paper, documents, general intangibles (including Software), payment intangibles, instruments, investment property, letter of credit rights, supporting obligations, computer information, source codes, object codes, records and data, all telephone numbers or listings, claims (including claims for indemnity or breach of warranty), deposit accounts and other property or assets of any kind or nature related to the Land or the Improvements now or in the future, including operating agreements, surveys, plans and specifications and contracts for architectural, engineering and construction services relating to the Land or the Improvements, and all other intangible property and rights relating to the operation of, or used in connection with, the Land or the Improvements, including all governmental permits relating to any activities on the Land, all personal property currently owned or hereafter acquired by Borrower used in connection with the ownership and operation of the Mortgaged Property as a Seniors Housing Facility, all kitchen or restaurant supplies and facilities, dining room supplies and facilities, medical supplies and facilities, leasehold improvements, or related furniture and equipment, together with all present and future parts, additions, accessories, replacements, attachments, accessions, replacement parts and substitutions therefor, and the proceeds thereof (cash and non-cash including insurance proceeds) and any other equipment, supplies or furniture owned by Borrower and leased to any third party service provider or any Property Operator, including replacements and additions to any of the foregoing.

“Rents” means all rents (whether from residential or non-residential space), revenues and other income from the Land or the Improvements, including rent paid under any Facility Operating Agreement, subsidy payments received from any sources, including payments under any “Housing Assistance Payments Contract” or other rental subsidy agreement (if any), parking fees, laundry and vending machine income and fees and charges for food, health care and other services provided at the Mortgaged Property, whether now due, past due, or to become due, and tenant security deposits, entrance fees (if any), application fees, processing fees, community fees and any other amounts or fees forfeited by any resident or tenant, together with and including all proceeds from any private insurance for residents to cover rental charges and charges for services at or in connection with the Mortgaged Property, and the right to Third Party Payments (other than Medicaid payments from governmental entities) due for the rents or services of residents at the Mortgaged Property.

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4. Section 3(c) (Assignment of Leases and Rents; Appointment of Receiver; Lender in Possession) of the Security Instrument is hereby amended by adding the following to the end thereof:

After the occurrence of an Event of Default, at Lender’s option, Lender is further authorized to give notice to all Third Party Payment payors (other than Medicaid payments from governmental entities), instructing them to pay all Third Party Payments to Lender which would be otherwise paid to Borrower, to the extent permitted by law. In the case of Third Party Payments for Medicaid, Lender and Borrower have executed a depositary agreement dated as of the Effective Date which establishes special procedures for the receipt and disposition of the Third Party Payments.

5. A new subsection 4(e) is hereby added to Section 4 (Protection of Lender’s Security) of the Security Instrument as follows:

(e) paying for any required licensing fees, permits, or other expenses related to the operation of the Mortgaged Property as a Seniors Housing Facility by or on behalf of Lender, any fines or penalties that may be assessed against the Mortgaged Property, paying any costs incurred to bring the Mortgaged Property into full compliance with applicable codes and regulatory requirements, and paying any fees or costs related to Lender’s employment of any Property Operator or service provider for the Mortgaged Property.

6. A new Section 18 is hereby added to the Security Instrument as follows:

18.	Subordination of Seniors Housing Facility Lease.

Any Seniors Housing Facility Lease is and shall be subject and subordinate in all respects to the liens, terms, covenants and conditions of this Security Instrument and the other Loan Documents, and to all renewals, modifications, consolidations, replacements and extensions thereof, and to all advances heretofore made or which may hereafter be made pursuant to this Security Instrument (including all sums advanced for the purposes of (a) protecting or further securing the lien of this Security Instrument, curing defaults by Borrower under the Loan Documents or for any other purposes expressly permitted by this Security Instrument or (b) constructing, renovating, repairing, furnishing, fixturing or equipping the Mortgaged Property).

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Initial Page to Exhibit B Modifications to Security Instrument (Seniors Housing)

/s/ JJT
Borrower Initials

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EXHIBIT C

MODIFICATIONS TO SECURITY INSTRUMENT

(Cross-Default and Cross-Collateralization: Multi-Note)

The foregoing Security Instrument is hereby modified as follows:

1. Capitalized terms used and not specifically defined herein have the meanings given to such terms in the Security Instrument.

2. Section 1 of the Security Instrument (Defined Terms) is hereby amended by adding the following new definitions in the appropriate alphabetical order:

“Borrower Projects” means all of the properties owned by Borrower or Borrower affiliate described on Exhibit D, attached hereto, together with the Mortgaged Property.

“Other Loan” means, individually and collectively, each additional loan extended from Lender to Borrower or Borrower affiliate.

“Other Loan Documents” means the Other Security Instrument and any other loan documents, including any Multifamily Loan and Security Agreement evidencing any Other Loan.

“Other Security Instrument” means, individually and collectively, each multifamily mortgage, deed of trust or deed to secure debt encumbering each of the Borrower Projects (other than the Mortgaged Property) securing each Other Loan.

3. The following section is hereby added to the Security Instrument as Section 19 (Cross-Default and Cross-Collateralization):

19.	Cross-Default and Cross-Collateralization.

(a)	Cross-Collateralization.

Borrower hereby agrees and consents that the Mortgage Loan is and shall be collateralized and secured by each of the Borrower Projects. Borrower has executed this Security Instrument and the Other Security Instrument and consents to the recording of this Security Instrument and the Other Security Instruments against the Borrower Projects. The Mortgaged Property (as defined in each Other Security Instrument) for each of the Borrower Projects shall be considered part of the “Mortgaged Property” under this Security Instrument, and shall be collateral under this Security Instrument and the Loan Documents.

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Fannie Mae	01-11	© 2011 Fannie Mae

(b)	Cross-Default.

Borrower hereby agrees and consents that upon the occurrence of an Event of Default under this Security Instrument, any Other Loan Document, any other Other Loan Document, or the Other Security Instrument, Lender shall have the right, in its sole and absolute discretion, to exercise and perfect any and all rights in and under any of the Loan Documents or Other Loan Documents (including, without limitation, under this Security Instrument and/or any Other Security Instrument) with regard to any or all of the Borrower Projects, including, but not limited to, an acceleration of one (1) or all of the Notes and the sale of one (1) or more (or all) of the Borrower Projects in accordance with the terms of the Loan Agreement, this Security Instrument or any Other Security Instrument. No notice shall be required to be given to Borrower in connection with such Event of Default. No notice, except as may be expressly required by the Loan Documents, shall be required to be given to Borrower in connection with Lender’s exercise of any and all of its rights after an Event of Default has occurred.

(c)	Borrower Projects.

Exhibit D is hereby attached to and made part of this Security Instrument.

Modifications to Security Instrument (Cross-Default and Cross-Collateralization: Multi-Note)	Form 6305	Page 2
Fannie Mae	01-11	© 2011 Fannie Mae

Initial Page to Exhibit C Modifications to Security Instrument (Cross-Default and Cross-Collateralization: Multi-Note)

/s/ JJT
Borrower Initials

Modifications to Security Instrument (Cross-Default and Cross-Collateralization: Multi-Note)	Form 6305	Page 3
Fannie Mae	01-11	© 2011 Fannie Mae

EXHIBIT D

TO

MODIFICATIONS TO SECURITY INSTRUMENT

(Cross-Default and Cross-Collateralization: Multi-Note)

Borrower Projects

Project	Property Address	Loan Amount	Property Owner (Borrower or Borrower Affiliate)

Primrose Retirement Community of Grand Island	3990 West Capital Avenue Grand Island, Nebraska 68803	$9,000,000.00	CHT Grand Island NE Senior Living, LLC, a Delaware limited liability company

Primrose Retirement Community of Mansfield	1301 Millsboro Road Mansfield, Ohio 44906	$12,245,000.00	CHT Mansfield OH Senior Living, LLC, a Delaware limited liability company

Primrose Retirement Community of Marion	1550 Wellness Drive Marion, Ohio 43302	$10,157,000.00	CHT Marion OH Senior Living, LLC, a Delaware limited liability company

Primrose Retirement Community of Casper	1865 South Beverly Street Casper, Wyoming 82609	$12,758,000.00	CHT Casper WY Senior Living, LLC, a Delaware limited liability company

Modifications to Security Instrument (Cross-Default and Cross-Collateralization: Multi-Note)	Form 6305	Page D-1
Fannie Mae	01-11	© 2011 Fannie Mae

Initial Page to Exhibit D to Security Instrument

/s/ JJT
Borrower’s Initials